Exhibit 99.1

___________________________________________________________________

Engility Reports Fourth Quarter and Full Year 2014 Results

•	Fourth quarter revenue of $320 million and GAAP diluted EPS of $0.14

•	Fourth quarter adjusted operating margin of 7.5% and adjusted diluted EPS of $0.67

•	Book-to-bill ratio of 1.0x for fourth quarter 2014

•	Fourth quarter 2014 cash flow from operations of $22 million and $102 million for fiscal year 2014

CHANTILLY, VA - March 3, 2015, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the fourth quarter and full year ended December 31, 2014.
Fourth Quarter 2014 Results
Total revenue for the fourth quarter of 2014 was $320 million and operating income was $13 million. Adjusted operating income for the fourth quarter was $24 million. Operating margin for the fourth quarter of 2014 was 4.2% and adjusted operating margin for the same period was 7.5%. Net income attributable to Engility was $2 million, or $0.14 per diluted share. Adjusted net income attributable to Engility was $12 million, or $0.67 per diluted share. Our adjusted net income and adjusted operating margin exclude $9 million of TASC and Dynamics Research Corporation (DRC) acquisition and integration costs, and $2 million of additional amortization of intangible asset expenses associated with our acquisition of DRC. Information about our use of non-GAAP financial information is provided below under "Non-GAAP Measures".
"From a bookings perspective, we had a strong second-half of 2014," said Tony Smeraglinolo, President and CEO of Engility. "During the third quarter and fourth quarter of 2014, we achieved a book-to-bill ratio that exceeded 1.0x. We also were able to deliver strong cash flow results for the year and achieved top and bottom line results that were within our fiscal year 2014 guidance ranges. Although contract awards have increased and our market appears to be more stable, we still are experiencing delayed contract award and start dates, which is reflected in our fourth quarter revenue performance."
"Last week, we announced the closing of our TASC acquisition, which truly is a significant milestone in our young history as a public company. The combination of our two complementary businesses is transformational and represents an opportunity to create a top-tier government services company. This acquisition is expected to substantially increase our free cash flow, be significantly accretive to 2016 adjusted EPS and nearly double our revenue which will enhance our cost competitiveness. It also is consistent with our growth strategy to further balance and diversify our customer base and capabilities, add substantial scale to our business and increase our addressable market. We look forward to bringing our highly efficient business model to TASC's customers," said Smeraglinolo.
Key Performance Indicators

•
Contract funded orders in the fourth quarter of 2014 were $334 million, compared to $357 million in the fourth quarter of 2013. The book-to-bill ratio for the fourth quarter of 2014 was 1.0x, compared to 1.1x in the fourth quarter of 2013.

•	Funded backlog was $602 million in both the fourth quarter of 2014 and the fourth quarter of 2013.

•	Days sales outstanding (DSO) at the end of 2014, net of advanced payments, was 74 days, compared to 73 days at the end of 2013.

•	Cash flow from operations was $22 million for the fourth quarter of 2014 and $102 million for fiscal year 2014.

Significant Fourth Quarter 2014 Awards and Recognition

•
Awarded a prime position on a contract valued at $66 million to provide technical, management, and analysis support to the John A. Volpe Transportation Systems Center. Specifically, we will support the ongoing development, evaluation, and management of the Federal Aviation Administration’s (FAA) Automatic Dependent Surveillance - Broadcast (ADS-B) program. ADS-B will provide the linchpin technology for the FAA’s Next-Generation Air Transportation System (NextGen).

•
Awarded a prime position on a $61 million single award indefinite-delivery/indefinite-quantity (IDIQ) contract to provide Engineering Services and related research, development, test and evaluation efforts to Naval Air Warfare Center, Weapons Division (NAWCWD). This work also will include the full spectrum of test engineering services, as well as transition engineering and related efforts to transfer new technology from concept to Fleet support. Work will be performed at China Lake, California, Point Mugu, California and Patuxent River, Maryland.

•
Awarded a prime position on a $51 million contract to provide technical, management and analysis support to John A. Volpe Transportation Center. Under this contract, Engility will support the on-going development, evaluation, and management of programs within the Air Traffic Systems Directorate of the FAA's Air Traffic Operations (ATO) Program Management Office.

•
Awarded a prime position on a $38 million contract by the Defense Threat Reduction Agency (DTRA) to provide support for the cloud-based Constellation Combating Weapons of Mass Destruction (WMD) Situational Awareness system. Under this contract, Engility will provide systems integration and engineering services.

•
Awarded a $27.6 million contract to provide product and technical support for the development and testing of the Naval Avionics Platform Integration Emulator systems for U.S. Navy platforms. Under this contract, Engility will provide program management, engineering services, system architecture, guidance quality analysis, test planning, flight test data analysis, and field support to the Air Traffic Control (ATC) Systems Division, NAWCAD.

•
Awarded a $27.5 million contract to provide a broad range of technical services support to the ATC Systems Division of NAWCAD. Under this contract, Engility will assist the Navy in developing technologies for performing automated aerial refueling with commercial and military tankers and manned and unmanned air systems.

•
Engility ranked 12th among the top 100 Military Friendly Employers by Victory Media, publisher of G.I. Jobs and Military Spouse magazines. This designation was based upon a data-driven survey of more than 5,000 companies and assesses a company's long-term commitment to hiring former military personnel, as well as having the presence of special military recruitment programs, among other items.

Fiscal Year 2014 Results
For fiscal year 2014, total revenue was $1.4 billion and operating income was $83 million. Adjusted operating income for fiscal year 2014 was $107 million. Operating margin for the 2014 full year was 6.1% and adjusted operating margin for the same period was 7.8%. Net income attributable to Engility was $35 million, or $1.97 per diluted share. Adjusted net income was $53 million, or $2.96 per diluted share. Our adjusted net income and adjusted operating margin excludes $1 million of restructuring and legal and settlement costs, $6 million of additional amortization of intangible asset expenses associated with our DRC acquisition and $17 million of acquisition and integration-related expenses associated with our DRC and TASC acquisitions.
Information about our use of non-GAAP financial information is provided below under "Non-GAAP Measures".
2015 Guidance
Since the TASC acquisition closed three business days ago, ahead of our original schedule, we will provide 2015 financial guidance shortly after we present the consolidated plan to the new Engility board in mid-March. When we issue guidance, it will include ten months of TASC’s performance.
Non-GAAP Measures
The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.
CONFERENCE CALL INFORMATION
Engility will host a conference call at 5 P.M. ET on March 3, 2015, to discuss the financial results for our fourth quarter and full year 2014.
Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes our 2014 fourth quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.
Listeners also may participate in the conference call by dialing (877) 474-9503 (U.S. dial-in) or (857) 244-7556 (international dial-in) and the pass code is 69731195.
A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through March 10, 2015 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 78273585.
ABOUT ENGILITY
Engility is a pure-play government services provider that delivers highly skilled personnel wherever, whenever they are needed in a cost-efficient manner. The company proudly serves customers that span the federal services market including the Department of Defense, the Intelligence community, Space and Federal Civilian agencies. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology, modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.
Corporate Communications and Media:                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	December 31, 2013	Change	December 31, 2014	December 31, 2013	Change
Revenue	$319,516	$329,063	$(9,547)	$1,367,091	$1,407,372	$(40,281)
Costs and expenses
Cost of revenue	272,167	281,707	(9,540)	1,169,281	1,214,581	(45,300)
Selling, general and administrative expenses	33,993	28,501	5,492	114,890	84,635	30,255
Total costs and expenses	306,160	310,208	(4,048)	1,284,171	1,299,216	(15,045)
Operating income	13,356	18,855	(5,499)	82,920	108,156	(25,236)
Interest expense, net	3,261	2,549	712	12,799	21,648	(8,849)
Other income (expense), net	546	527	19	526	793	(267)
Income before income taxes	10,641	16,833	(6,192)	70,647	87,301	(16,654)
Provision for income taxes	7,183	5,240	1,943	30,637	32,584	(1,947)
Net income	3,458	11,593	(8,135)	40,010	54,717	(14,707)
Less: Net income attributable to non-controlling interest	972	914	58	4,587	5,190	(603)
Net income attributable to Engility	$2,486	$10,679	$(8,193)	$35,423	$49,527	$(14,104)

Net income per share attributable to Engility
Basic	$0.14	$0.63	$(0.49)	$2.07	$2.94	$(0.87)
Diluted	$0.14	$0.60	$(0.46)	$1.97	$2.81	$(0.84)

Weighted average number of shares outstanding
Basic	17,163	16,928		17,100	16,873
Diluted	18,090	17,835		18,018	17,653

ENGILITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	December 31, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$7,123	$29,003
Receivables, net	286,403	286,272
Other current assets	27,784	25,892
Total current assets	321,310	341,167
Property, plant and equipment, net	19,839	11,895
Goodwill	644,554	477,604
Identifiable intangible assets, net	123,549	92,205
Other assets	13,384	7,183
Total assets	$1,122,636	$930,054

Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$13,750	$10,000
Accounts payable, trade	49,121	28,286
Accrued employment costs	47,824	49,582
Accrued expenses	71,582	63,843
Advance payments and billings in excess of costs incurred	22,300	19,087
Deferred income taxes, current and income taxes payable	9,810	10,693
Other current liabilities	21,098	17,928
Total current liabilities	235,485	199,419
Long-term debt	279,500	187,500
Income tax payable	79,713	77,494
Other liabilities	51,185	22,487
Total liabilities	645,883	486,900

Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of December 31, 2014 and 2013	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,592 and 17,238 shares issued and outstanding as of December 31, 2014 and 2013, respectively	176	172
Additional paid in capital	770,764	761,119
Accumulated deficit	(295,543)	(330,911)
Accumulated other comprehensive income	(9,018)	—
Non-controlling interest	10,374	12,774
Total equity	476,753	443,154
Total liabilities and equity	$1,122,636	$930,054

ENGILITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31, 2014	December 31, 2013
Operating activities:
Net income	$40,010	$54,717
Share-based compensation	8,830	8,691
Depreciation and amortization	20,953	12,106
Amortization of bank debt fees	1,634	6,264
Deferred income taxes	(1,355)	(1,377)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	43,115	79,964
Other assets	4,611	7,590
Accounts payable, trade	5,399	11,425
Accrued employment costs	(18,603)	(13,696)
Accrued expenses	3,004	(13,614)
Advance payments and billings in excess of costs incurred	2,904	(8,443)
Other liabilities	(8,143)	7,213
Net cash provided by operating activities	102,359	150,840
Investing activities:
Acquisition, net of cash	(207,250)	—
Capital expenditures	(5,436)	(3,336)
Net cash used in investing activities	(212,686)	(3,336)
Financing activities:
Gross borrowings from issuance of long-term debt	75,000	200,000
Repayment of long-term debt	(13,750)	(337,500)
Gross borrowings from revolving credit facility	482,500	196,000
Repayments of revolving credit facility	(448,000)	(196,000)
Debt issuance costs	(1,131)	(2,493)
Proceeds from share-based payment arrangements	1,479	936
Payment of employee withholding taxes on share-based compensation	(2,371)	(1,106)
Excess tax deduction on share-based compensation	1,707	—
Distributions to non-controlling interest member	(6,987)	(5,359)
Net cash provided by (used in) financing activities	88,447	(145,522)
Net change in cash and cash equivalents	(21,880)	1,982
Cash and cash equivalents, beginning of period	29,003	27,021
Cash and cash equivalents, end of period	$7,123	$29,003

ENGILITY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.
Adjusted Operating Income and Adjusted Operating Margin
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$13,356	$18,855	$82,920	$108,156

Adjustments
Acquisition and integration-related expenses excluding amortization	9,014	903	16,730	903
Year-one acquisition-related amortization	1,683	—	6,171	—
Restructuring costs	—	7,939	1,134	7,939
Legal and settlement costs	—	1,065	230	4,293
Non-income tax expense	—	1,769	—	1,769
	10,697	11,676	24,265	14,904

Adjusted operating income	$24,053	$30,531	$107,185	$123,060

Operating margin	4.2%	5.7%	6.1%	7.7%
Adjusted operating margin	7.5%	9.3%	7.8%	8.7%

ENGILITY HOLDINGS, INC.
Adjusted Earnings Per Share
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP net income attributable to Engility	$2,486	$10,679	$35,423	$49,527
Net income attributable to non-controlling interest	972	914	4,587	5,190

GAAP net income	3,458	11,593	40,010	54,717
Provision for income taxes	7,183	5,240	30,637	32,584
Income tax rate	67.5%	31.1%	43.4%	37.3%

GAAP Income before taxes	10,641	16,833	70,647	87,301

Adjustments
TASC acquisition and DRC acquisition and integration-related expenses	9,014	903	16,730	903
Year-one acquisition-related amortization	1,683	—	6,171	—
Restructuring costs	—	7,939	1,134	7,939
Legal and settlement costs	—	1,065	230	4,293
Non-income tax expense	—	1,769	—	1,769
Bank fees previously capitalized and included in interest expense	—	—	—	3,648
Total adjustments	10,697	11,676	24,265	18,552

Adjusted income before income tax	21,338	28,509	94,912	105,853
Adjusted provision for income taxes (1)	8,322	9,724	37,043	39,727
Adjusted income tax rate	39.0%	34.1%	39.0%	37.5%

Adjusted net income	13,016	18,785	57,869	66,126
Net income attributable to non-controlling interest	972	914	4,587	5,190

Adjusted net income attributable to Engility	$12,044	$17,871	$53,282	$60,936

Adjusted diluted earnings per share attributable to Engility	$0.67	$1.00	$2.96	$3.45

GAAP diluted earnings per share attributable to Engility	$0.14	$0.60	$1.97	$2.81

Diluted weighted average number of shares outstanding	18,090	17,835	18,018	17,653

(1) The adjusted tax provision for 2014 is calculated at 39.0%

ENGILITY HOLDINGS, INC.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income	$3,458	$11,593	$40,010	$54,717

Interest, taxes, and depreciation and amortization
Interest expense	3,261	2,549	12,799	21,648
Provision for income taxes	7,183	5,240	30,637	32,584
Depreciation and amortization	5,113	3,051	20,953	12,106
EBITDA	$19,015	$22,433	$104,399	$121,055

Adjustments to EBITDA
TASC acquisition and DRC acquisition and integration-related expenses	9,014	903	16,730	903
Restructuring costs	—	7,939	1,134	7,939
Legal and settlement costs	—	1,065	230	4,293
Non-income tax expense	—	1,769	—	1,769
	9,014	11,676	18,094	14,904

Adjusted EBITDA	$28,029	$34,109	$122,493	$135,959

EBITDA Margin	6.0%	6.8%	7.6%	8.6%
Adjusted EBITDA Margin	8.8%	10.4%	9.0%	9.7%